As filed with the Securities and Exchange Commission on November 22, 1996
                                       Registration Statement No. 33-
                                                                     ---------

                   SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                      --------------------------
                              FORM S-8

                         REGISTRATION STATEMENT
                   Under the Securities Act of 1933
                   --------------------------------

                   THE PEAK TECHNOLOGIES GROUP, INC.
             --------------------------------------------------
             (Exact name of issuer as specified in its charter)

 DELAWARE                                          22-3028807
---------------------------------      ------------------------------------
(State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)

600 Madison Avenue New York, New York  10022
--------------------------------------------
(Address of principal Executive Offices)

THE PEAK TECHNOLOGIES GROUP, INC. NONQUALIFIED STOCK OPTION PLAN
----------------------------------------------------------------
(Full title of Plan)

                           NICHOLAS R.H. TOMS
                   Chairman and Chief Executive Officer
                     The Peak Technologies Group, Inc.
                           600 Madison Avenue
                           New York, NY  10022
                             (212) 832-2833
-----------------------------------------------------------------------------
(Name, address and telephone number,including area code, of agent for service)


CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------
Title of        Amount          Proposed     Proposed    Amount of
Securities      to be           Maximum      Maximum     Registration
to be           Registered      Offering     Aggregate   Fee
Registered                      price per    Offering
                                share*       Price
----------------------------------------------------------------------
Common          500,000         $10.875      $5,437,500   $1,647.73
Stock,
$0.01 par
value
----------------------------------------------------------------------
* Estimate solely for the purpose of calculating the registration fee in accordance with Rule 457 (h) and 457 (c) under the Securities Act of 1933 and based on the average of the high and low prices of the Company's Common Stock reported on the NASDAQ National
Market on November 20, 1996.


        2.

The contents of Registration Statement on Form S-8 (No. 33-54338) filed by The Peak Technologies Group, Inc. with respect to The
Peak Technologies Group, Inc. Non-qualified Stock Option Plan are hereby incorporated by reference.

        3.

                           SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York City, New York on this 22nd day of November, 1996.

                                       THE PEAK TECHNOLOGIES GROUP, INC.

                                          By:  /s/ Nicholas R.H. Toms
                                              -------------------------
                                        Name: Nicholas R.H. Toms
                                       Title: Chairman, President and
                                              Chief Executive Officer

                          POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Nicholas R.H. Toms, attorney-in-fact, with full power of substitution, to file one or more amendments (including post-effective amendments) to this Registration Statement, which amendments may take such changes in this Registration Statement as such attorney-in-fact deems appropriate, and to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to this Registration Statement. Each person whose signature appears below hereby ratifies and confirms all that each of the said attorneys-in-fact, or such person's substitute or substitutes, may do or cause to be done by virtue hereof.

Signatures                   Title                           Date
----------                   -----                           ----
/s/ Nicholas R.H. Toms       Chairman, President, Chief      November 22, 1996
--------------------------   Executive Officer and Director
Nicholas R.H. Toms


/s/ John R. Coutts           Director                        November 22, 1996
-------------------------
John R. Coutts


/s/ Edward A. Stevens        Executive Vice President,       November 22, 1996
--------------------------   Chief Financial Officer,
Edward A. Stevens            (Principal Financial and
                              Accounting Officer), Director


/s/ Herbert W. Marache, Jr.   Director                       November 22, 1996
----------------------------
Herbert W. Marache, Jr.


/s/ Gregory N. Thomas         Director                       November 22, 1996
----------------------------
Gregory N. Thomas




        4.

EXHIBIT INDEX
                                                                      Page
Exhibit    Description                                               Number
-------    -----------------------------------------------------     ------
  5        Opinion of Dianne R. Sagner, Esq., Corporate Counsel,       5
           as to the legality of the securities being registered and to be issued by the Company.

23.1       Consent of Ernst & Young, LLP, independent auditors.        6

23.3       Consent of Dianne R. Sagner, Esq., Corporate Counsel
           (included in the opinion filed as Exhibit 5 of this Registration Statement).

24 Power of Attorney (set forth on the signature pages of this Registration Statement).